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                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements Nos. 333-30303, 333-36949, 333-43961, 333-46425, 333-56879, 333-61571, 333-67707,
033-75878, 333-85385, 333-96079 and 333-94509 on Form S-3 and Nos. 333-06130,
333-12621, 333-06054, 333-40727, 333-61573 ,333-81239, 033-48411, 033-63638,
033-68144, 033-91074, 333-85383 and 333-36272 on Form S-8 of Activision, Inc. of
our report dated May 5, 2000, except as to Note 14, which is as of June 9, 2000, relating to the consolidated balance sheets of ACTIVISION, INC. and subsidiaries as of March 31, 2000 and 1999 and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended March 31, 2000, and the related financial statement schedule for each of the years in the three-year period ended March 31, 2000, which report appears in the March 31, 2000 annual report on Form 10-K of ACTIVISION, INC.

KPMG LLP

Los Angeles, California
June 28, 2000